UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 1, 2005

Piedmont Natural Gas Company, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

North Carolina	1-6196	56-0556998
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1915 Rexford Road, Charlotte, North Carolina		28211
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	704-364-3120

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 8.01. Other Events.

On April 1, 2005, the Company filed a petition with the North Carolina Utilities Commission (NCUC) seeking a general rate increase of approximately $37 million, with a proposed effective date of November 1, 2005. The proposed increase is filed to recover capital investments and operating expense increases since our last rate adjustment on November 1, 2002. The filing includes, among other things, a proposal to implement a conservation tariff mechanism designed to decouple the recovery of approved margin from customer usage patterns, thereby promoting conservation and usage efficiency. The petition also seeks authority to consolidate the operations, rate bases, costs, revenues, rates, accounts, tariffs and service regulations of the Company, its North Carolina Natural Gas (NCNG) division and Eastern North Carolina Natural Gas Company (EasternNC) (if the acquisition discussed below is approved).

Also on April 1, 2005, the Company and Albemarle Pamlico Economic Development Corporation (APEC) filed a joint applicaton with the NCUC seeking approval for the Company to acquire APEC's 50% interest in EasternNC. If approved, the Company will own 100% of EasternNC and intends to merge EasternNC into and with the Company.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Piedmont Natural Gas Company, Inc.

April 1, 2005	By:	/s/ Barry L. Guy

Name: Barry L. Guy
Title: Vice President and Controller (Principal Accounting Officer)